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                                                                    EXHIBIT 23.4

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 26, 2003, June 30, 2003, June 30, 2003 and March 20, 2003, in the Registration Statement (Form S-11 No. 333-109565) and related Prospectus of Government Properties Trust, Inc. for the registration of 11,500,000 shares of its common stock.


                                            ZWICK & STEINBERGER, P.L.L.C.


December 11, 2003
Southfield, Michigan